Exhibit 99.1

Investors and Media:

Shantanu Agrawal

(630) 824-1907

SUNCOKE ENERGY, INC. REPORTS RECORD FIRST QUARTER 2022 RESULTS

•	First quarter 2022 net income attributable to SXC was $29.5 million, or $0.35 per share

•	Adjusted EBITDA(1) for the quarter was $83.8 million, up 18.6 percent, versus the prior year period, representing SunCoke’s best ever quarterly results

•	Well positioned to modestly exceed the full year 2022 Adjusted EBITDA guidance range of $240 million to $255 million

LISLE, Ill. (May 2, 2022)—SunCoke Energy, Inc. (NYSE: SXC) today reported results for the first quarter 2022, reflecting strong performance in our Domestic Coke and Logistics segments.

“Our Domestic Coke and Logistics segments had an excellent start to the year with the backdrop of strong commodity markets and rising demand for our products and services. Although our coke production was impacted by an unusually wet winter, it was more than offset by the higher margins from our export coke sales. Our Logistics segment continues to deliver solid results and we added new customers at our domestic terminals.” said Mike Rippey, President and Chief Executive Officer of SunCoke Energy, Inc. “With the backdrop of current strength in steel and coal markets, but also factoring in the uncertain global macroeconomic conditions, we now expect to modestly exceed the top end of full year 2022 Adjusted EBITDA guidance range.”

FIRST QUARTER CONSOLIDATED RESULTS

	Three Months Ended March 31,
(Dollars in millions)	2022	2021	Increase
Revenues	$439.8	$359.9	$79.9
Net (loss) income attributable to SXC	$29.5	$16.5	$13.0
Adjusted EBITDA(1)	$83.8	$70.6	$13.2

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues in the first quarter of 2022 increased $79.9 million as compared to the same prior year period, primarily reflecting the pass-through of higher coal prices and favorable export and foundry coke pricing.

Net income attributable to SXC and Adjusted EBITDA increased $13.0 million and $13.2 million, respectively, as compared to the same prior year period, primarily as a result of higher margins on export sales partially offset by lower domestic coke sales described below.

FIRST QUARTER SEGMENT RESULTS

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2022	2021	Increase (decrease)
Revenues	$411.6	$335.3	$76.3
Adjusted EBITDA(1)	$76.0	$63.5	$12.5
Sales volumes (thousands of tons)	962	1,038	(76)
Adjusted EBITDA per ton(2)	$79.00	$61.18	$17.82

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues increased $76.3 million as compared to the same prior year period, primarily reflecting the pass-through of higher coal prices and favorable export and foundry pricing.

Adjusted EBITDA increased $12.5 million as compared to the same prior year period largely due to higher margins on export sales partially offset by lower domestics coke sales volumes as a result of changes in the mix of production and unfavorable weather conditions.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal (“CMT”), Lake Terminal, Kanawha River Terminals (“KRT”) and Dismal River Terminal (“DRT”).

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2022	2021	Increase (decrease)
Revenues	$18.8	$16.1	$2.7
Intersegment sales	$7.5	$6.6	$0.9
Adjusted EBITDA(1)	$12.6	$10.9	$1.7
Tons handled (thousands of tons)	5,236	5,300	(64)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues and Adjusted EBITDA increased by $2.7 million and $1.7 million, respectively, as compared to the same prior year period driven by favorable pricing at CMT based on the API2 coal index price.

Brazil Coke

Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.

Revenues and Adjusted EBITDA were $9.4 million and $4.2 million, respectively, during the first quarter 2022, which was comparable to results in the first quarter 2021.

Corporate and Other

Corporate and other expenses, which include activity from our legacy coal mining business, was $9.0 million during first quarter 2022, $0.7 million higher than $8.3 million during first quarter 2021 driven primarily by higher employee related costs, partly offset by a $0.9 million favorable change in period-over-period, mark-to-market adjustments on deferred compensation as compared to the same prior year period.

2022 OUTLOOK

Our 2022 guidance is as follows:

•	Domestic Coke total production is expected to be approximately 4.1 million tons

•	Consolidated Adjusted EBITDA is expected to be modestly above the guidance range of $240 million to $255 million

•	Capital expenditures are projected to be approximately $80 million

•	Cash generated by operations is estimated to be between $190 million to $205 million

•	Cash taxes are projected to be $8 million to $12 million

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by using the following link:

https://conferencingportals.com/event/QkyupBiI

Upon registration, each participant will be emailed a confirmation and dial-in details.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts and SunCoke’s website at http://www.suncoke.com/English/investors/sxc. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs and gains or losses on extinguishment of debt. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income or any other measure of financial performance presented in accordance with GAAP. Additionally, other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

•	Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contain “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements include statements that are not strictly historical facts, and include, among other things, statements regarding: our expectations of financial results, condition and outlook; anticipated effects of the COVID-19 pandemic and responses thereto.

Forward-looking statements often may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should,” or the negative of these terms, or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SunCoke, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalization; access to, and costs of, capital; the effects of changes in accounting rules applicable to SunCoke; and changes in tax, environmental and other laws and regulations applicable to SunCoke’s businesses.

Currently, such risks and uncertainties also include the impacts on our industry and on the U.S. and global economy resulting from COVID-19, including actions by domestic and foreign governments and others to contain the spread, or mitigate the severity, thereof.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of the earnings release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of the earnings release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this press release, see SunCoke’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SunCoke’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release also could have material adverse effects on forward-looking statements.

SunCoke Energy, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$439.8	$359.9
Costs and operating expenses
Cost of products sold and operating expenses	338.0	274.0
Selling, general and administrative expenses	18.0	15.3
Depreciation and amortization expense	35.2	32.4

Total costs and operating expenses	391.2	321.7

Operating income	48.6	38.2
Interest expense, net	8.0	12.7

Income before income tax expense	40.6	25.5
Income tax expense	10.0	7.3

Net income	30.6	18.2
Less: Net income attributable to noncontrolling interests	1.1	1.7

Net income attributable to SunCoke Energy, Inc.	$29.5	$16.5

Earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$0.35	$0.20
Diluted	$0.35	$0.20
Weighted average number of common shares outstanding:
Basic	83.2	82.8
Diluted	84.2	83.5

SunCoke Energy, Inc.

Consolidated Balance Sheets

	March 31, 2022	December 31, 2021
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$79.7	$63.8
Receivables, net	99.5	77.6
Inventories	194.1	127.0
Other current assets	10.0	3.5

Total current assets	383.3	271.9

Properties, plants and equipment (net of accumulated depreciation of $1,195.0 million and $1,160.1 million at March 31, 2022 and December 31, 2021, respectively)	1,266.1	1,287.9
Intangible assets, net	34.7	35.2
Deferred charges and other assets	21.6	20.4

Total assets	$1,705.7	$1,615.4

Liabilities and Equity
Accounts payable	$168.1	$126.0
Accrued liabilities	48.9	52.4
Current portion of financing obligation	3.2	3.2
Interest payable	6.1	—
Income tax payable	3.9	0.6

Total current liabilities	230.2	182.2

Long-term debt and financing obligation	625.0	610.4
Accrual for black lung benefits	58.7	57.9
Retirement benefit liabilities	21.3	21.8
Deferred income taxes	174.3	169.0
Asset retirement obligations	11.9	11.6
Other deferred credits and liabilities	22.4	27.1

Total liabilities	1,143.8	1,080.0

Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both March 31, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 98,754,995 and 98,496,809 shares at March 31, 2022 and December 31, 2021, respectively	1.0	1.0
Treasury stock, 15,404,482 shares at both March 31, 2022 and December 31, 2021	(184.0)	(184.0)
Additional paid-in capital	722.3	721.2
Accumulated other comprehensive loss	(15.3)	(16.7)
Retained earnings (deficit)	1.0	(23.4)

Total SunCoke Energy, Inc. stockholders’ equity	525.0	498.1
Noncontrolling interest	36.9	37.3

Total equity	561.9	535.4

Total liabilities and equity	$1,705.7	$1,615.4

SunCoke Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(Dollars in millions)
Cash Flows from Operating Activities
Net income	$30.6	$18.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	35.2	32.4
Deferred income tax expense	5.3	3.1
Share-based compensation expense	1.1	0.5
Changes in working capital pertaining to operating activities:
Receivables, net	(21.9)	0.5
Inventories	(66.9)	(8.9)
Accounts payable	41.9	12.9
Accrued liabilities	(3.9)	(3.7)
Interest payable	6.1	11.0
Income taxes	3.3	3.8
Other	(8.1)	(5.0)

Net cash provided by operating activities	22.7	64.8

Cash Flows from Investing Activities
Capital expenditures	(12.9)	(20.1)
Other investing activities	(0.1)	—

Net cash used in investing activities	(13.0)	(20.1)

Cash Flows from Financing Activities
Proceeds from revolving facility	137.0	161.8
Repayment of revolving facility	(122.0)	(194.1)
Repayment of financing obligation	(0.8)	(0.7)
Dividends paid	(5.0)	(5.1)
Cash distribution to noncontrolling interests	(1.5)	—
Other financing activities	(1.5)	(1.0)

Net cash provided by (used in) financing activities	6.2	(39.1)

Net increase in cash and cash equivalents	15.9	5.6
Cash and cash equivalents at beginning of period	63.8	48.4

Cash and cash equivalents at end of period	$79.7	$54.0

Supplemental Disclosure of Cash Flow Information
Interest paid, net of capitalized interest of zero and $0.1 million, respectively	$0.9	$0.5
Income taxes paid	$1.4	$0.4

SunCoke Energy, Inc.

Segment Financial and Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2022 and 2021, respectively:

	Three Months Ended March 31,
	2022	2021
	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$411.6	$335.3
Brazil Coke	9.4	8.5
Logistics	18.8	16.1
Logistics intersegment sales	7.5	6.6
Elimination of intersegment sales	(7.5)	(6.6)

Total sales and other operating revenues	$439.8	$359.9

Adjusted EBITDA(1):
Domestic Coke	$76.0	$63.5
Brazil Coke	4.2	4.5
Logistics	12.6	10.9
Corporate and Other, net	(9.0)	(8.3)

Total Adjusted EBITDA	$83.8	$70.6

Coke Operating Data:
Domestic Coke capacity utilization(2)	99%	101%
Domestic Coke production volumes (thousands of tons)	975	1,036
Domestic Coke sales volumes (thousands of tons)	962	1,038
Domestic Coke Adjusted EBITDA per ton(3)	$79.00	$61.18
Brazilian Coke production—operated facility (thousands of tons)	419	417
Logistics Operating Data:
Tons handled (thousands of tons)	5,236	5,300

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)

The production of foundry coke tons does not replace blast furnace coke tons on a ton for ton basis, as foundry coke requires longer coking time. The Domestic Coke capacity utilization is calculated assuming a single ton of foundry coke replaces approximately two tons of blast furnace coke.

(3)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2022	2021
	(Dollars in millions)
Net income attributable to SunCoke Energy, Inc.	$29.5	$16.5
Add: Net income attributable to noncontrolling interests	1.1	1.7

Net income	$30.6	$18.2

Add:
Depreciation and amortization expense	35.2	32.4
Interest expense, net	8.0	12.7
Income tax expense	10.0	7.3

Adjusted EBITDA	83.8	70.6

Subtract: Adjusted EBITDA attributable to noncontrolling interests(1)	2.1	2.6

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$81.7	$68.0

(1)	Reflects noncontrolling interest in Indiana Harbor.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Estimated 2021 Net Income

to Estimated Consolidated Adjusted EBITDA

	2022
	Low	High
	(Dollars in millions)
Net income	$50	$65
Add:
Depreciation and amortization expense	141	137
Interest expense, net	31	29
Income tax expense	18	24

Adjusted EBITDA	$240	$255

Subtract: Adjusted EBITDA attributable to noncontrolling interest(1)	9	9

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$231	$246

(1)	Reflects noncontrolling interest in Indiana Harbor.